                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 27, 2000
                                                     ------------------------

                               Dean Foods Company
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             (Exact name of registrant as specified in its charter)

         Delaware                   1-08262                   36-0984820
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(State or other jurisdiction    (Commission File No.)      (IRS Employer
         of incorporation)                                 Identification No.)

  3600 N. River Road                Franklin Park, IL                  60131
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code    (847) 678-1680
                                                   -----------------



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         (Former name or former address, if changed since last report)


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Item 5 - Other Events


        DEAN FOODS REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR EARNINGS


Franklin Park, Illinois... June 27, 2000... Dean Foods Company (NYSE: DF) today announced record earnings for the fourth quarter and full year, driven by a solid performance in its Dairy segment and continued focus on new product initiatives.
         Fourth quarter income from continuing operations grew 10.3 percent to $29.9 million before plant closure costs, compared with $27.1 million in the fourth quarter of 1999, and earnings per share grew 22.1 percent to $.83, up from $.68 a year ago. Sales increased 2.0 percent to a record $1,020.5 million, up from $1,000.5 million in the fourth quarter of fiscal 1999.
         Fiscal 2000 income from continuing operations advanced 35.2 percent to $109.9 million before plant closure costs, from $81.3 million in fiscal 1999, and earnings per share increased 42.8 percent to $2.87 from $2.01 in 1999. Sales increased 8.3 percent to $4,065.6 million in fiscal 2000, compared to $3,755.1 million in fiscal 1999.
         "Our record fourth quarter earnings, with a greater than 10 percent increase from 1999, are the result of the strong performance of the Dairy segment," stated Howard Dean, Chairman and Chief Executive Officer. "Dairy operating earnings before plant closure charges increased more than 36 percent in the fourth quarter and nearly 56 percent for fiscal 2000, primarily due to continued improvements in operating performance and favorable commodities pricing."
         "The performance by the Dairy segment offset difficulties experienced in the Pickles segment," continued Mr. Dean. "Continued market pressure by the branded market leader and incremental costs due to poor crop conditions negatively impacted the performance in Pickles. The Specialty segment was impacted by one-time costs associated with integration of systems and processes with an outside warehouse."

          Dean Foods' fourth quarter results included the following highlights:

     - Fluid milk operations benefited from improved margins, increased plant efficiencies, plant rationalization, and improved commodity costs.

     - Ice cream earnings improved due to improved plant performance, plant rationalization, continued focus on brand position, and the ability to maintain margins.

     - ESL, the Extended Shelf Life business, continued to grow through increased volumes, by providing consumers with a product advantage for key dairy products.

     - The Milk Chug product continued to expand in California, positively impacting the entire fluid milk category in the nation's largest dairy market.

     - The innovative Dips-for-One product was successfully launched, the first individually packaged, single-serve refrigerated dip.

     - The Company announced the acquisition of the Land O'Lakes upper midwest fluid milk operations and a joint venture to further expand and leverage the highly respected Land O'Lakes brand name on a nationwide basis.

         The Company's effective tax rate decreased from 39% to 38% in the fourth quarter as a result of a more effective tax structure following the integration of acquisitions. The impact of the change in tax rate on fourth quarter and full year earnings per share was approximately $.01 per share. Absent any major changes in the business, this rate is sustainable for the foreseeable future.
         Dean Foods' fourth quarter 2000 net income included an after-tax charge of $3.8 million, or $.11 per share, for costs associated with the closure of Dairy plants in Sacramento, California and Mobile, Alabama. Including these charges, fourth quarter earnings per share were $.72 per share and net income was $26.1 million. Fourth quarter 1999 net income of $20.8 million, or $.52 per share, included $6.3 million after-tax, or $.16 per share, for plant closure costs. Fiscal 2000 net income including the plant closure costs was $106.1 million, or $2.77 per share. Fiscal 1999 net income of $151.2 million, or $3.74 per share, included plant closure costs of $.27 per share, a gain of $2.07 per share on disposition of the Company's vegetables business and a loss of $.07 per share from discontinued operations.
         "We are pleased with fourth quarter and full year performance of the Dairy segment and see improvements in the market and crop conditions in the Pickles segment for fiscal 2001," concluded Mr. Dean. "We are also excited with the successful launch of Dips-for-One in our Specialty segment, although increased advertising and trade spending costs associated with Dips-for-One will affect the segment's performance in the first and second quarters."
         Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings.

         Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this press release. These risks include, but are not limited to, the ability to integrate acquisitions, adverse weather conditions resulting in poor harvest conditions, raw milk and resin costs, interest rate fluctuations, competitive pricing pressures, the effectiveness of marketing and cost-management programs and shifts in market demand.

         The Company's quarterly earnings conference call will be held today at 10:00 a.m. Central Time. The call may be heard live at the Company's web site, www.deanfoods.com, using RealPlayer7 Basic software. The basic version of RealPlayer7 may be downloaded at no charge from www.real.com/products/player/index.html prior to the call. Please allow approximately 15 minutes to download the software. Replays will be available at the same internet address for a limited time period.




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                               DEAN FOODS COMPANY
                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                             FOR THE PERIODS ENDED
                         MAY 28, 2000 AND MAY 30, 1999
                                  (UNAUDITED)
                   (In Millions Except for Per Share Amounts)

                                                            Fourth Quarter Ended                       Fiscal Year Ended
                                                     ---------------------------------        -----------------------------------
                                                      May 28,     May 30,      Change           May 28,      May 30,      Change
                                                       2000         1999          %              2000          1999          %
                                                     ---------   ----------    -------        -----------   ----------    -------
 Net sales                                           $ 1,020.5   $  1,000.5       2.0%        $   4,065.6   $  3,755.1       8.3%

 Costs of products sold                                  770.9        768.2       0.4%            3,104.2      2,941.2       5.5%

 Delivery, selling and administrative expenses           188.6        177.0       6.6%              732.7        642.5      14.0%

 Plant closure charges                                     6.1         10.4     -41.3%                6.1         18.1     -66.3%
                                                     ---------   ----------    -------        -----------   ----------    -------
   Operating earnings                                $    54.9   $     44.9      22.3%        $     222.6   $    153.3      45.2%

 Interest expense, net of interest income                 12.8         10.8      18.5%               49.3         38.0      29.7%
                                                     ---------   ----------    -------        -----------   ----------    -------
   Income from continuing operations
     before income taxes                             $    42.1   $     34.1      23.5%        $     173.3   $    115.3      50.3%

 Provision for income taxes                               16.0         13.3      20.3%               67.2         45.0      49.3%
                                                     ---------   ----------    -------        -----------   ----------    -------
   Income from continuing operations                 $    26.1   $     20.8      25.5%        $     106.1   $     70.3      50.9%
                                                     ---------   ----------    -------        -----------   ----------    -------
 Discontinued operations, net of taxes:
   Loss from discontinued operations                         -            -         -                   -         (2.9)         -
   Gain on sale of discontinued operations                   -            -         -                   -         83.8          -
                                                     ---------   ----------    -------        -----------   ----------    -------
   Total discontinued operations, net of taxes       $       -   $        -         -         $         -   $     80.9          -
                                                     ---------   ----------    -------        -----------   ----------    -------
   Net income                                        $    26.1   $     20.8      25.5%        $     106.1   $    151.2     -29.8%
                                                     =========   ==========    =======        ===========   ==========    =======
 Basic earnings (loss) per share:
   Income from continuing operations
       before plant closure charges                  $     .83   $      .69      20.3%        $      2.89   $     2.04      41.7%
   Plant closure charges                                   .11          .16     -31.3%         -      .10          .27     -63.0%
                                                     ---------   ----------    -------        -----------   ----------    -------
        Income from continuing operations            $     .72   $      .53      35.8%        $      2.79         1.77      57.6%
   Loss from discontinued operations                         -            -         -                   -         (.07)        -
   Gain on sale of discontinued operations                   -            -         -                   -         2.10         -
                                                     ---------   ----------    -------        -----------   ----------    -------
        Net income                                   $     .72   $      .53      35.8%        $      2.79   $     3.80     -26.6%
                                                     =========   ==========    =======        ===========   ==========    =======
 Diluted earnings (loss) per share:
   Income from continuing operations
       before plant closure charges                  $     .83   $      .68      22.1%        $      2.87   $     2.01      42.8%
   Plant closure charges                                   .11          .16     -31.3%         -      .10          .27     -63.0%
                                                     ---------   ----------    -------        -----------   ----------    -------
        Income from continuing operations            $     .72   $      .52      38.5%        $      2.77   $     1.74      59.2%
   Loss from discontinued operations                         -            -         -                   -         (.07)        -
   Gain on sale of discontinued operations                   -            -         -                   -         2.07         -
                                                     ---------   ----------    -------        -----------   ----------    -------
        Net income                                   $     .72   $      .52      38.5%        $      2.77   $     3.74     -25.9%
                                                     =========   ==========    =======        ===========   ==========    =======
 Weighted average common shares:
   Basic                                                  36.1         39.4      -8.4%               38.0         39.8      -4.5%
   Diluted                                                36.1         39.7      -9.1%               38.3         40.5      -5.4%

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                               DEAN FOODS COMPANY

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (Unaudited)

                                 (In Millions)


                                                         May 28,       May 30,
                                                          2000          1999
                                                       ---------     ---------
                                     ASSETS
Current Assets:
  Cash and temporary cash investments                  $    26.7     $    16.0
  Accounts and notes receivable, net of
       allowance for doubtful accounts                     302.6         303.3
  Inventories                                              178.4         168.8
  Other current assets                                      92.6          94.1
                                                       ---------     ---------

       Total current assets                            $   600.3     $   582.2

Property, Plant and Equipment, net                         815.3         764.9

Other Assets                                               587.9         564.8
                                                       ---------     ---------

       Total Assets                                    $ 2,003.5     $ 1,911.9
                                                       =========     =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current installments of long-term obligations        $     3.6     $     2.7
  Accounts payable and accrued expenses                    396.4         398.1
  Dividends payable                                          7.9           8.4
  Federal and state income taxes                            41.2          30.3
                                                       ---------     ---------

       Total current liabilities                       $   449.1     $   439.5

Long-Term Obligations                                      758.7         631.3

Deferred Liabilities                                       138.0         124.7

Shareholders' Equity                                       657.7         716.4
                                                       ---------     ---------

       Total Liabilities and Shareholders' Equity      $ 2,003.5     $ 1,911.9
                                                       =========     =========
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                               DEAN FOODS COMPANY
                          BUSINESS SEGMENT INFORMATION
                             FOR THE PERIODS  ENDED
                         MAY 28, 2000 AND MAY 30, 1999
                                  (Unaudited)
                                 (In Millions)

                                                          Dairy     Pickles  Specialty  Corporate   Consolidated
                                                        ---------   -------  ---------  ---------   ------------
                FOURTH QUARTER ENDED

 May 28, 2000

 Net sales                                              $   805.6   $ 106.5   $ 108.4    $      -    $   1,020.5
                                                        =========   =======   =======    ========    ===========
 Operating earnings before plant closure charges        $    48.1   $   8.5   $  15.4    $  (11.0)   $      61.0
 Plant closure charges                                        6.1         -         -           -            6.1
                                                        ---------   -------   -------    --------    -----------
 Operating earnings                                     $    42.0   $   8.5   $  15.4    $  (11.0)   $      54.9
                                                        =========   =======   =======    ========    ===========

 May 30, 1999

 Net sales                                              $   787.7   $ 102.0   $ 110.8    $      -    $   1,000.5
                                                        =========   =======   =======    ========    ===========
 Operating earnings before plant closure charges        $    35.2   $  13.7   $  17.4    $  (11.0)   $      55.3
 Plant closure charges                                        8.9       0.8       0.7           -           10.4
                                                        ---------   -------   -------    --------    -----------
 Operating earnings                                     $    26.3   $  12.9   $  16.7    $  (11.0)   $      44.9
                                                        =========   =======   =======    ========    ===========

                  FISCAL YEAR ENDED

 May 28, 2000

 Net sales                                              $ 3,255.0   $ 378.6   $ 432.0    $      -    $   4,065.6
                                                        =========   =======   =======    ========    ===========
 Operating earnings before plant closure charges        $   162.5   $  34.2   $  71.0    $  (39.0)   $     228.7
 Plant closure charges                                        6.1         -         -           -            6.1
                                                        ---------   -------   -------    --------    -----------
 Operating earnings                                     $   156.4   $  34.2   $  71.0    $  (39.0)   $     222.6
                                                        =========   =======   =======    ========    ===========

 May 30, 1999

 Net sales                                              $ 2,984.6   $ 363.7   $ 406.8    $      -    $   3,755.1
                                                        =========   =======   =======    ========    ===========
 Operating earnings before plant closure charges        $   104.4   $  42.8   $  59.9    $  (35.7)   $     171.4
 Plant closure charges                                        8.9       8.5       0.7           -           18.1
                                                        ---------   -------   -------    --------    -----------
 Operating earnings                                     $    95.5   $  34.3   $  59.2    $  (35.7)   $     153.3
                                                        =========   =======   =======    ========    ===========

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Dean Foods Company
                                      ------------------------------------------
                                                    (Registrant)


Date: June 27, 2000                           /s/ Barbara A. Klein
     -----------------------------    ------------------------------------------
                                                  Barbara A. Klein
                                             Vice President Finance and
                                               Chief Financial Officer